UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2011

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Redemption of 5 7/8% Notes Due 2016

On March 16, 2011, Peabody Energy Corporation (the "Company") announced that it gave notice that it has called for redemption its 5 7/8% senior notes due 2016 (the "Notes") in accordance with the terms and conditions of that certain Supplemental Indenture, dated as of March 23, 2004 among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the "Trustee") to the Indenture, dated as of March 19, 2004 between the Company and the Trustee.

The redemption date for the Notes is April 15, 2011. The redemption price for the Notes is 100.979% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption.

The aggregate principal amount outstanding of the Notes is $218,090,000. On and after the redemption date, the Notes will no longer be deemed outstanding, interest will cease to accrue thereon, and all rights of the holders of the Notes will cease, except for the right to receive the redemption price, without interest thereon.

A copy of the press release announcing the call for redemption is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

March 17, 2011	By:	Kenneth L. Wagner

Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 16, 2011 announcing redemption of 5 7/8% senior notes due 2016.